Exhibit 99.1

Pandion Therapeutics Appoints Katina Dorton to its Board of Directors

WATERTOWN, Mass. – December 3, 2020 - Pandion Therapeutics, Inc. (Nasdaq: PAND), a clinical-stage biotechnology company developing novel therapeutics designed to address the unmet needs of patients living with autoimmune diseases, today announced the appointment of Katina Dorton, J.D., M.B.A., to Pandion’s board of directors and as chair of the audit committee. Ms. Dorton assumes the position of chair of the audit committee from Christopher Fuglesang, Ph.D., J.D., who will continue to serve as a member of the board and audit committee. Mitchell Mutz, Ph.D., resigned from the Company’s board on December 2, 2020.

“Ms. Dorton brings to Pandion over two decades of financial expertise, leading a multitude of financial transactions for companies in the life sciences industry. We look forward to her contributions to the growth and value creation for Pandion as a newly public company,” said Rahul Kakkar, M.D., Chief Executive Officer of Pandion Therapeutics. “We also sincerely thank Mitchell for his guidance as we brought Pandion from an idea through its first-in-human clinical trial and wish him the best in his future endeavors.”

“Pandion has the potential to bring about the next generation in autoimmune treatments with a unique focus on activating the body’s natural immune control nodes. I am excited to be a part of the team, particularly as we look to the Phase 1a results for the Company’s lead program, PT101, in early 2021,” commented Katina Dorton.

Ms. Dorton currently serves on the board of directors for Fulcrum Therapeutics (Nasdaq: FULC) and US Ecology (Nasdaq: ECOL). She most recently served as Chief Financial Officer of Repare Therapeutics, a synthetic lethality and DNA repair-focused oncology company. Prior to Repare, Ms. Dorton served as Chief Financial Officer of AVROBIO, a lentiviral gene therapy company. Earlier in her career, she served as a managing director in investment banking for Morgan Stanley and Needham & Company and as an associate attorney at Sullivan & Cromwell. Ms. Dorton received her J.D. from the University of Virginia School of Law, her M.B.A. from George Washington University and her B.A. from Duke University.

About Pandion Therapeutics

Pandion Therapeutics is developing novel therapeutics designed to address the unmet needs of patients living with autoimmune diseases. Pandion’s TALON (Therapeutic Autoimmune reguLatOry proteiN) drug design and discovery platform enables the company to create a pipeline of product candidates using immunomodulatory effector modules, with the ability to also combine an effector module with a tissue-targeted tether module in a bifunctional format. Pandion’s lead product candidate PT101, a combination of an interleukin-2 mutein effector module with a protein backbone, is designed to selectively expand regulatory T cells systemically, without activating proinflammatory cells, such as conventional T cells and natural killer cells, is currently in a Phase 1a clinical trial. Pandion is continuing to develop and expand its library of effector and tether modules as part of its earlier-stage research and discovery pipeline. For more information, please visit www.pandiontx.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this press release, including statements regarding the Company’s strategy and clinical development plans, timelines and prospects, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements. These risks and uncertainties include, but are not limited to, risks associated with Pandion’s ability to obtain and maintain necessary approvals from the FDA and other regulatory authorities; initiate preclinical studies and clinical trials of PT101 and its other product candidates; advance PT101 and its other product candidates in preclinical research and clinical trials; replicate in clinical trials positive results found in preclinical studies; advance the development of its product candidates under the timelines it anticipates in current and future clinical trials; obtain, maintain or protect intellectual property rights related to its product candidates; manage expenses; and raise the substantial additional capital needed to achieve its business objectives. For a discussion of other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the “Risk Factors” section, as well as discussions of potential risks, uncertainties and other important factors, in the Company’s most recent filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date hereof and should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so.

Contacts

Media:

Kathryn Morris

The Yates Network

914-204-6412

kathryn@theyatesnetwork.com

Investors:

Michelle Avery

Pandion Therapeutics

857-273-0444

investors@pandiontx.com